Exhibit 99.1

Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Reports Strong First Quarter 2006 Operating Results

Revenues up 14% from First Quarter 2005

Adjusted EBITDA up 22% from First Quarter 2005

WAYNESBORO, VA – May 3, 2006 – NTELOS Holdings Corp. (NASDAQ-NM: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, today announced operating results for its first quarter of 2006.

Operating revenues for first quarter 2006 were $105.7 million. Net loss for the same period was $17.3 million or $.52 per share. This net loss includes pre-tax charges of $10.5 million for non-cash compensation related to capital stock and options to purchase capital stock issued by the Company prior to its initial public offering; $12.9 million for fees relating to the termination of advisory agreements; and a $1.7 million pre-tax gain on the sale of Rural Telephone Bank stock. For purposes of this discussion and to provide comparable period financial results, first quarter 2006 results of the Company are compared to first quarter 2005 results of NTELOS Inc.

Highlights for the quarter include:

•	Operating revenues of $105.7 million, up 4% from fourth quarter 2005

•	Adjusted EBITDA (a non-GAAP measure) of $42.4 million, up 22% from first quarter 2005

•	Adjusted EBITDA margin exceeds 40%

•	Wireless adjusted EBITDA of $28.0 million, a new company record; 36% margin

•	Adjusted EBITDA of $154.4 million for the twelve-month period ended March 31, 2006

“Our 40% adjusted EBITDA margin is a significant milestone for our company,” said James S. Quarforth, the Company’s Chief Executive Officer. “We continue to significantly grow operating revenues while holding the line on expenses. The resulting increases in cash generated from operations positions us well for growth and for continued investment to develop products and services for the future.”

Recent Developments

Initial Public Offering: The Company recently completed an initial public offering of 15,375,000 shares of common stock. The offering consisted of 14,375,000 shares of common stock sold on February 13, 2006 and 1,000,000 shares of common stock sold on March 15, 2006 pursuant to the exercise of the underwriters’ overallotment option. Proceeds from the offering were approximately $172.5 million, net of underwriting fees. The Company has used approximately $12.9 million of the net proceeds to terminate advisory agreements with affiliates of its two largest shareholders and $143.9 million of the net proceeds to redeem its Floating Rate Senior Notes on April 15, 2006. There are 26,492,897 shares of Class B common stock (the security issued upon conversion of the former Class A and Class L common stock in connection with the initial public offering) outstanding, which are convertible at any time at the option of the holder into shares of common stock. The terms of the Class B common stock include a $30 million distribution preference.

Repayment of floating rate notes: On October 17, 2005, the Company issued $135 million in aggregate principal amount of Floating Rate Senior Notes due 2013. On April 15, 2006, the Company used $143.9 million of the proceeds from the recent initial public offering to repay the Floating Rate Notes in full, including accrued interest.

Termination of advisory agreements: In May 2005, the Company entered into advisory agreements with CVC Management LLC and Quadrangle Advisors LLC whereby they provided advisory and other services to the Company for an annual advisory fee of $2.0 million. The Company incurred $1.3 million of these advisory fees in 2005 and $0.5 million in the first quarter of 2006. These advisory agreements were terminated in February 2006 for a termination fee of $12.9 million.

Reduction of first lien loan interest rates: As a result of the strong first quarter 2006 operating performance, the debt to last-twelve-months EBITDA ratio, as defined by the NTELOS Inc. senior secured credit agreement, was less than 4.0 at March 31, 2006. Under the terms of the credit agreement, the applicable margin charged above LIBOR on the first lien loan reduces 25 basis points, from 250 to 225, when the debt to adjusted EBITDA ratio is equal to or less than 4.0 times. This rate reduction will become effective in May 2006.

Operating Highlights

Operating revenues for first quarter 2006 were $105.7 million, a 14% increase over first quarter 2005 operating revenues of $92.6 million and 4% over operating revenues of $101.5 million in fourth quarter 2005.

Wireless operating revenues for first quarter of 2006 were $77.6 million compared to $65.6 million for the same period in 2005, an increase of 18%. Wireless subscribers were 343,879 at the end of first quarter 2006, a 9% increase from 315,586 at the end of first quarter 2005 and a 2% increase from 336,306 at the end of fourth quarter 2005. This growth, combined with a 4% increase in average revenue per handset/unit, or ARPU (a non-GAAP measure), from first quarter 2005 to first quarter 2006 resulted in a 16% increase in subscriber revenues for these periods. Wholesale revenues were $18.3 million for first quarter 2006 compared to $14.6 million for the same quarter last year, an increase of 25%. Wholesale revenues were primarily derived from the strategic network alliance agreement with Sprint Nextel, which totaled $18.1 million and $14.4 million for these respective periods.

Wireline operating revenues were $27.9 million for the first quarter of 2006, a 5% increase over first quarter 2005 of $26.7 million. Rural Local Exchange Carrier (RLEC) operating revenues were $14.7 million in the first quarter of 2006 compared to $14.4 million in first quarter 2005, an increase of 3%. Growth in access revenues, primarily driven by increased minutes of use, were partially offset by revenue reductions from local access line losses. In the competitive wireline segment, which consists of Competitive Local Exchange Carrier (CLEC), Internet Service Provider (ISP) and network operations, operating revenues grew 8% from $12.3 million to $13.2 million from first quarter 2005 to first quarter 2006. Revenues from key growth segments, including broadband, integrated access, special access and transport, outpaced the loss of dial-up internet revenues.

Adjusted EBITDA (a non-GAAP measure) for first quarter 2006 reached an all-time quarterly high at $42.4 million, with a margin of slightly over 40%. This amount represents increases of 22% over first quarter 2005 adjusted EBITDA of $34.8 million and 16% over fourth quarter 2005 adjusted EBITDA of $36.5 million.

Wireless adjusted EBITDA was $28.0 million for the first quarter of 2006, compared to $20.4 million for first quarter 2005 and $22.2 million for fourth quarter 2005, increases of 37% and 26%, respectively. The adjusted EBITDA margin for wireless increased to 36% from 31% in first quarter 2005. Revenue growth has continued to outpace the growth of related operating expenses, enhancing margin.

Wireline adjusted EBITDA was $15.7 million for the first quarter of 2006, a 4% increase over $15.2 million for the first quarter 2005. Wireline adjusted EBITDA margin was unchanged at 56%.

Business Segment Highlights

Wireless

•	Gross customer additions for the first quarters of 2006 and 2005 were comparable at 40,285 and 40,853, respectively. Gross customer additions of higher-value, under-contract, post-pay subscribers were 19,749 in the first quarter of 2006 compared to 20,238 in the same quarter last year. Net subscriber additions were consistent with Company guidance previously provided for the first quarter of 2006 at 7,573. At March 31, 2006, post-pay subscribers represented 76% of total subscribers and approximately 84% of these subscribers were under contract.

ARPU (a non-GAAP measure) for first quarter 2006 was $53.74, 4% higher than ARPU for first quarter 2005 of $51.44 and 2% higher than ARPU of $52.75 for fourth quarter 2005. Post pay ARPU declined slightly, $0.39, from fourth quarter 2005 to $54.08, but was 3% higher than post-pay ARPU for first quarter 2005 of $52.46. The consecutive quarter decline is representative of modestly lower roaming revenues associated with customer migration to the national rate plan commenced during the fourth quarter of 2005. Total data ARPU increased to $2.60 for first quarter 2006 from $2.22 for fourth quarter 2005.

Cost per Gross Addition (CPGA - a non-GAAP measure), was $354 in first quarter 2006, down significantly from $385 in fourth quarter 2005 due to fourth quarter promotional offers. Cash Cost per Handset/Unit (CCPU - a non-GAAP measure), was $29.91 for first quarter 2006, down from fourth quarter 2005 of $30.36.

Wireline

•	RLEC: Access lines at the end of first quarter 2006 were 46,492, compared to 47,764 at the end of first quarter 2005, a 3% decrease. This line loss is reflective of a reduction in Centrex lines, wireless substitution and the closings of small local dial-up internet service providers that were customers. Despite these line losses, RLEC operating revenues for first quarter 2006 were 3%, or approximately $0.4 million, higher than for first quarter 2005 due to increases in access, toll and directory revenues of approximately $0.5 million. RLEC adjusted EBITDA for first quarter 2006 was $11.3 million compared to $10.9 million for first quarter 2005, an increase of $0.4 million or 4%.

•	Competitive Wireline: CLEC business local access lines at the end of first quarter 2006 were 45,296, a 5% increase over the end of first quarter 2005 at 42,958. Operating revenues for CLEC business local access lines were flat, however, at $2.7 million for the first quarters of 2005 and 2006, reflecting downward pricing driven by competition. Dial-up internet subscribers declined from 39,001 to 31,707 from first quarter 2005 to first quarter 2006. Revenue decline resulting from subscriber losses was approximately $0.5 million quarter over quarter. Revenues from broadband products, however, increased approximately $0.2 million, or 7%, from $2.0 million in first quarter 2005 to $2.2 million in first quarter 2006, due to customer growth. Also, revenues from special access and transport increased approximately $0.6 million, or 20%, from $3.2 million in first quarter 2005 to $3.8 million in first quarter 2006. Revenues from integrated access, a new voice and integrated data product introduced in 2005, generated revenues of approximately $0.3 million for first quarter 2006. Adjusted EBITDA for the competitive wireline segment increased $0.2 million, from $4.2 million in first quarter 2005 to $4.4 million for first quarter 2006.

Quarforth concluded, “We continue to grow customers and revenues and control expenses. The results are improving margins and the generation of meaningful amounts of cash from operations. This financial strength allows us to better serve our customers which is, and will continue to be, our primary focus.”

Business Outlook

The following statements are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note Regarding Forward-Looking Statements”.

The Company re-affirms its previously provided guidance for 2006 of consolidated revenues to be between $425 million and $434 million and 2006 adjusted EBITDA to be between $165 million and $171 million.

###

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, capital restructuring fees, gain of sale of assets, advisory termination fees, other expenses, minority interests, reorganization items and non-cash compensation charges.

ARPU, or average monthly revenues per handset/unit in service, is computed by dividing service revenues per period by the weighted average number of handsets in service during that period. Please see footnotes in exhibits for a complete definition of this measure.

CPGA, or cost per gross addition, is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reducing that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. Please see footnotes in exhibits for a complete definition of this measure.

CCPU, or cash cost per handset/unit, is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations, less equipment revenue and costs incurred to acquire new subscribers. The net result of these components is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded from the calculation. Please see footnotes in exhibits for a complete definition of this measure.

Adjusted EBITDA, ARPU, CPGA and CCPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this presentation. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: leverage; operating and financial restrictions imposed by our senior credit facilities; our cash requirements; rapid development and intense competition in the telecommunications industry; increased competition in our markets; declining prices for our services; changes or advances in technology; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in the roaming rates we pay; wireless handset subsidy costs; the potential for our largest competitors and Sprint to build networks in our markets; the potential loss of our licenses; federal and state regulatory developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our capital requirements; governmental fees and surcharges; our reliance on certain suppliers and vendors; the potential for system failures or unauthorized use of our network; the potential for security breaches of our physical facilities; the potential loss of our senior management and inability to hire additional personnel; the trading market for our common stock; the control over us by our two largest stockholders, CVC and Quadrangle; our expectation of paying a $30 million dividend to the holders of our Class B common stock; provisions in our charter documents and Delaware law; expenses of becoming a public company; the requirement to comply with Section 404 of the Sarbanes-Oxley Act; and other unforeseen difficulties that may occur.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Summary Operating Results

•	Reconciliation of Net Income (Loss) to Operating Income (Loss)

•	Reconciliation of Operating Income (Loss) to adjusted EBITDA

•	Customer Summary

•	Wireless Customer Detail

•	Wireless Key Performance Indicators (KPI)

•	Wireless KPI Reconciliations (ARPU, CPGA and CCPU)

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	Mar 31, 2006	Dec 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$169,583	$28,134
Accounts receivable, net	37,214	37,691
Inventories and supplies	5,687	3,419
Other receivables and deposits	8,679	3,817
Prepaid expenses and other	7,714	5,593

	228,877	78,654

Deferred asset-interest rate swap	6,058	4,120
Securities and investments	177	3,042

Property, plant and equipment	427,624	408,117

Less accumulated depreciation	64,145	47,975

	363,479	360,142

Other Assets
Goodwill	158,748	162,395
Franchise rights	32,020	32,000
Other intangibles, net	110,031	113,580
Radio spectrum licenses in service	114,051	114,051
Other radio spectrum licenses	1,344	1,344
Radio spectrum licenses not in service	15,967	15,581
Deferred charges	9,229	10,934

	441,390	449,885

Total Assets	$1,039,981	$895,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,503	$4,513
Current maturity of long-term debt - Floating rate notes	137,982	—
Accounts payable	20,077	30,628
Advance billings and customer deposits	17,050	16,112
Accrued payroll	4,202	11,164
Accrued interest	3,982	161
Deferred revenue	714	933
Other accrued taxes	3,627	3,138
Other accrued liabilities	4,159	4,613

	196,296	71,262

Long-Term Liabilities
Long-term debt	616,487	754,871
Other long-term liabilities	58,835	68,183

	675,322	823,054

Minority interests	432	429

Stockholders’ Equity
Common Stock	169,194	—
Class B common stock	14,961	—
(Accumulated deficit) retained earnings	(16,224)	1,098

	167,931	1,098

Total Liabilities and Stockholders’ Equity	$1,039,981	$895,843

NTELOS Holdings Corp. 1

Condensed Consolidated Statement of Operations 2

(dollars in thousands, except for share data)

	Successor Company			Predecessor Company
	NTELOS Holdings Corp. Three months ended Mar 31, 2006	NTELOS Holdings Corp. January 14 to March 31, 2005	NTELOS Holdings Corp. Three months ended Dec 31, 2005	NTELOS Inc. Three months ended Mar 31, 2005
Operating Revenues
Wireless communications	$77,575	$—	$73,149	$65,643
Wireline communications	27,926	—	28,164	26,650
Other communications services	188	—	223	277

	105,689	—	101,536	92,570

Operating Expenses [3]
Cost of wireless sales (exclusive of items shown separately below)	15,799	—	14,358	13,682
Maintenance and support (inclusive of non-cash compensation charges of $840 in first quarter 2006; $305 in fourth quarter 2005)	18,719	—	17,913	15,915
Depreciation and amortization [1]	20,647	—	21,954	17,504
Gain on sale of assets	—	—	—	(5,246)
Accretion of asset retirement obligation	197	—	173	189
Customer operations (inclusive of non-cash compensation charges of $1,071 in first quarter 2006; $389 in fourth quarter 2005)	24,371	—	26,376	22,108
Corporate operations (inclusive of non-cash compensation charges of $8,545 in first quarter 2006; $1,517 in fourth quarter 2005)	14,860	—	8,555	6,064
Capital restructuring charges	—	—	4	5,199
Termination of advisory agreements	12,941	—	—	—

	107,534	—	89,333	75,415

Operating (loss) Income	(1,845)	—	12,203	17,155

Other Income (Expenses)
Equity share of net income from NTELOS Inc.	—	439	—	—
Interest expense [4]	(16,746)	—	(15,728)	(7,133)
Gain on interest rate swap agreement	1,938	—	1,297	1,642
Other income	2,944	—	1,239	188

	(13,709)	439	(989)	11,852

Income tax expense	3,610	—	472	6,949

	(17,319)	439	(1,461)	4,903
Minority interests in (income) losses of subsidiaries	(3)	—	(9)	13

Net (loss) income	$(17,322)	$439	$(1,470)	$4,916

Basic and Diluted (Loss) Income Per Share:
(Loss) Income per share - Basic and Diluted	$(0.52)	$0.06	$(0.13)
Average Weighted Shares Outstanding - Basic and Diluted [5]	33,471	6,972	11,364

[1]	Please see NTELOS Holdings Corp. Prospectus (Form S-1) dated February 8, 2006 for details related to the formation of NTELOS Holdings Corp. and a new accounting basis that was established for the Company’s assets and liabilities as of the May 2, 2005 merger.

[2]	For purposes of this discussion and to provide comparable period financial results, first quarter 2006 results of NTELOS Holdings Corp. are compared to first quarter 2005 results of NTELOS Inc. On February 24, 2005, NTELOS Holdings Corp. purchased 24.9% of NTELOS Inc.’s common stock and warrants to buy common stock. From February 24, 2005 to May 1, 2005, the Company accounted for the results of NTELOS Inc. under the equity method of accounting, NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc. on May 2, 2005.

[3]	Includes a $10.5 million and $2.2 million non-cash compensation charge related to capital stock and options to purchase capital stock for the first quarter of 2006 and the fourth quarter of 2005, respectively. Also includes $0.5 million of fees in the first quarter of 2006 and the fourth quarter of 2005 paid under advisory agreements with CVC Management LLC and Quadrangle Advisors LLC whereby they provide advisory and other services to the Company. These advisory agreements were terminated in February 2006 in connection with the initial public offering for a termination fee of $12.9 million that was paid out of the offering proceeds. See NTELOS Holdings Corp. Prospectus dated February 8, 2006 for further details.

[4]	Includes approximately $4.6 million of accrued interest expense for the quarter ended March 31, 2006 for interest payments on the $135 million floating rate senior notes issued October 17, 2005. These notes were paid off from the proceeds of the initial public offering on April 15, 2006. Unamortized portions of the debt issuance costs and the original issue discounts of approximately $1.3 million and $5.0 million will be written off in second quarter 2006 in connection with the repayment of these notes. Please see NTELOS Holdings Corp. Prospectus (Form S-1) dated February 8, 2006 for details of “Use of Proceeds”.

[5]	(Loss) income per share and average weighted shares outstanding have been adjusted for all periods to reflect the conversion of Class A and Class L common shares to Class B common shares as of the initial public offering based on a 2.15 conversion ratio.

NTELOS Holdings Corp.

(dollars	in thousands)

	Three Months Ended:
	Mar 31, 2005 [1]	June 30, 2005 [1]	Sep 30, 2005	Dec 31, 2005	Mar 31, 2006
Operating Revenues
Wireless PCS Operations	$65,643	$69,425	$72,086	$73,149	$77,575
Subscriber Revenues	46,601	50,199	52,194	51,785	54,252
Wholesale/Roaming Revenues, net	14,610	15,308	15,850	16,883	18,287
Equipment Revenues	4,244	3,716	3,886	4,287	4,829
Other Revenues	188	202	156	194	207
Wireline Operations
RLEC	14,361	13,668	13,996	14,962	14,720
Competitive Wireline	12,289	13,024	13,450	13,202	13,206

Wireline Total	26,650	26,692	27,446	28,164	27,926

Other Operations	277	190	222	223	188

	$92,570	$96,307	$99,754	$101,536	$105,689

Operating Expenses
(before depreciation & amortization, accretion of asset retirement obligations, asset write-down and impairment charges, gain on sale of assets, termination of advisory agreements, operational and capital restructuring charges and non-cash compensation, a non-GAAP Measure)
Wireless PCS Operations	$45,251	$45,993	$48,379	$50,972	$49,622
Cost of Sales - Equipment	6,558	6,357	6,316	6,367	7,002
Cost of Sales - Access & Other	7,124	8,330	8,242	7,990	8,797
Maintenance and Support	8,623	8,424	9,452	9,663	9,842
Customer Operations	18,544	18,103	19,317	22,056	19,566
Corporate Operations	4,402	4,779	5,052	4,896	4,415
Wireline Operations
RLEC	3,426	3,426	3,623	3,673	3,377
Competitive Wireline	8,073	8,177	8,250	8,501	8,820

Wireline Total	11,499	11,603	11,873	12,174	12,197
Other Operations [2]	1,019	1,244	1,532	1,843	1,473

	$57,769	$58,840	$61,784	$64,989	$63,292

Adjusted EBITDA (a non-GAAP Measure)
Wireless PCS Operations	$20,392	$23,432	$23,707	$22,177	$27,953
Wireline Operations
RLEC	10,935	10,242	10,373	11,289	11,343
Competitive Wireline	4,216	4,847	5,200	4,701	4,386

Wireline Total	15,151	15,089	15,573	15,990	15,729
Other Operations [2]	(742)	(1,054)	(1,310)	(1,620)	(1,285)

	$34,801	$37,467	$37,970	$36,547	$42,397

Capital Expenditures
Wireless PCS Operations	$8,740	$9,907	$20,902	$16,542	$14,235
Wireline Operations
RLEC	749	2,347	1,288	3,780	2,901
Competitive Wireline	2,841	4,001	3,874	5,972	2,043

Wireline Total	3,590	6,348	5,162	9,752	4,944
Other Operations	1,725	2,021	2,113	2,370	1,247

	$14,055	$18,276	$28,177	$28,664	$20,426

[1]	For purposes of this discussion and to provide comparable period financial results, results of NTELOS Inc. for the quarter ended March 31, 2005 have been presented. The results of NTELOS Inc. from April 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to June 30, 2005. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc. on May 2, 2005.

[2]	Other Operations expense includes fees paid under advisory agreements with CVC Management LLC and Quadrangle Advisors LLC whereby they provide advisory and other services to the Company for an annual advisory fee of $2.0 million. The Company recognized $.3 million, $.5 million and $.5 million of advisory fees in the second, third and fourth quarters of 2005, respectively and $.5 million for first quarter 2006. These advisory agreements were terminated in February 2006 for a termination fee of $12.9 million. See NTELOS Holdings Corp. Prospectus dated February 8, 2006 for further details.

NTELOS Holdings Corp.

Summary Operating Results - Reconciliation of Net Income (Loss) to Operating Income (Loss) 1

(dollars	in thousands)

	3/31/05 [2]	6/30/05 [2]	9/30/05	12/31/05	3/31/06
Net income (loss)	$4,916	$(6,190)	$3,337	$(1,470)	$(17,322)
Interest expense	7,133	11,104	11,212	15,728	16,746
Gain on interest rate swap agreement	(1,642)	2,797	(3,978)	(1,297)	(1,938)
Income taxes	6,949	1,935	3,385	472	3,610
Minority Interest	(13)	31	12	9	3
Other Income/Expense	(188)	(207)	(230)	(1,239)	(2,944)

Operating Income (loss)	$17,155	$9,470	$13,738	$12,203	$(1,845)

Wireless	$7,891	$8,601	$8,084	$7,712	$13,636
RLEC	8,344	5,858	7,217	7,228	7,713
Competitive Wireline	1,751	2,968	1,447	1,662	1,532
Other	(831)	(7,957)	(3,010)	(4,399)	(24,726)

Operating Income (loss)	$17,155	$9,470	$13,738	$12,203	$(1,845)

[1]	For purposes of this discussion and to provide comparable period financial results, results of NTELOS Inc. for the quarter ended March 31, 2005 have been presented. The results of NTELOS Inc. from April 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to June 30, 2005. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc. on May 2, 2005.

[2]	Net income (loss) excludes the Company’s equity share of net income (loss) from NTELOS Inc. for the period from February 24, 2005 to March 31, 2005 of $0.4 million and from April 1, 2005 to May 1, 2005 of ($1.6) million.

NTELOS Holdings Corp.

Summary Operating Results - Reconciliation of Operating Income (Loss) to Adjusted EBITDA 1

(dollars	in thousands)

	2005					2006
	Wireless PCS	RLEC	Competitive Wireline	Other	Total	Wireless PCS	RLEC	Competitive Wireline	Other	Total
For The Three Months Ended March 31
Operating Income (loss)	$7,891	$8,344	$1,751	$(831)	$17,155	$13,636	$7,713	$1,532	$(24,726)	$(1,845)
Depreciation and amortization	12,328	2,588	2,455	133	17,504	14,137	3,626	2,843	41	20,647

Sub-total: EBITDA	20,219	10,932	4,206	(698)	34,659	27,773	11,339	4,375	(24,685)	18,802

Accretion of asset retirement obligations	173	3	10	3	189	180	3	11	3	197
Advisory Termination Fees						—	—	—	12,941	12,941
Capital restructuring charges	—	—	—	5,199	5,199	—	—	—	—	—
Gain on sale of asset	—	—	—	(5,246)	(5,246)	—	—	—	—	—
Non-cash compensation - A shares	—	—	—	—	—	—	—	—	10,457	10,457

Adjusted EBITDA	$20,392	$10,935	$4,216	$(742)	$34,801	$27,953	$11,342	$4,386	$(1,284)	$42,397

Adjusted EBITDA Margin	31.1%	76.1%	34.3%		37.6%	36.0%	77.1%	33.2%		40.1%
For The Three Months Ended December 31
Operating Income	$7,712	$7,228	$1,662	$(4,399)	$12,203
Depreciation and amortization	14,309	4,058	3,028	560	21,955

Sub-total: EBITDA	22,021	11,286	4,690	(3,839)	34,158

Accretion of asset retirement obligations	156	3	11	3	173
Advisory Fees	—	—	—	—	—
Capital restructuring charges	—	—	—	4	4
Gain on sale of asset	—	—	—	—	—
Non-cash compensation - A shares	—	—	—	2,212	2,212

Adjusted EBITDA	$22,177	$11,289	$4,701	$(1,620)	$36,547

Adjusted EBITDA Margin	30.3%	75.5%	35.6%		36.0%

[1]	For purposes of providing comparable period financial results in this statement, the results of NTELOS Inc. for the quarter ended March 31, 2005 have been presented. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc. on May 2, 2005

NTELOS Holdings Corp.

Customer Summary Table

Quarter Ended:	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06
Wireless Subscribers	315,586	326,435	328,035	336,306	343,879
RLEC Access Lines	47,764	47,514	47,224	46,810	46,492
CLEC Access Lines [1]	42,958	43,774	44,528	44,948	45,296
Broadband Connections [2]	11,878	12,635	13,322	14,047	15,018
Dial-Up Internet Subscribers	39,001	37,083	35,109	33,078	31,707
Long Distance Subscribers	34,615	36,712	38,699	40,263	41,971

[1]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[2]	Includes DSL, dedicated Internet access, wireless broadband and broadband over fiber.

Wireless Customer Detail

Quarter Ended:	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06
Total Wireless Subscribers
Beginning Subscribers	302,155	315,586	326,435	328,035	336,306
Pre-Pay	9,933	11,452	13,201	14,480	15,487
nAdvance	59,441	66,200	66,788	65,248	64,536
Post-Pay	232,781	237,934	246,446	248,307	256,283

Gross Additions	40,853	38,344	36,344	43,187	40,285
Pre-Pay	3,122	3,472	3,650	3,545	3,639
nAdvance	17,493	11,647	11,833	12,851	16,897
Post-Pay	20,238	23,225	20,861	26,791	19,749

Disconnections	27,422	27,495	34,744	34,916	32,712
Pre-Pay	1,568	1,690	2,332	2,528	2,385
nAdvance	10,570	10,986	13,324	13,484	11,859
Post-Pay	15,284	14,819	19,088	18,904	18,468

Net Additions	13,431	10,849	1,600	8,271	7,573
Pre-Pay	1,554	1,782	1,318	1,017	1,254
nAdvance	6,923	661	(1,491)	(633)	5,038
Post-Pay	4,954	8,406	1,773	7,887	1,281

Transfers	—	—	—	—	—
Pre-Pay	(35)	(33)	(39)	(10)	(51)
nAdvance	(164)	(73)	(49)	(79)	(85)
Post-Pay	199	106	88	89	136

Ending Subscribers	315,586	326,435	328,035	336,306	343,879
Pre-Pay	11,452	13,201	14,480	15,487	16,690
nAdvance	66,200	66,788	65,248	64,536	69,489
Post-Pay	237,934	246,446	248,307	256,283	257,700

NTELOS Holdings Corp.

Wireless Key Performance Indicators

	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06
Average Subscribers (weighted monthly)	307,792	321,497	327,482	330,106	340,057

Gross Subscriber Revenues ($000)	$47,499	$50,386	$52,589	$52,238	$54,823
Revenue Accruals & Deferrals	(866)	(158)	(366)	(428)	(637)
Eliminations & Other Adjustments	(32)	(29)	(29)	(25)	66

Net Subscriber Revenues ($000)	$46,601	$50,199	$52,194	$51,785	$54,252
Average Monthly Revenue per Handset/Unit (ARPU) [1]
	$51.44	$52.24	$53.53	$52.75	$53.74
Average Monthly Revenue per Postpay Handset/Unit (ARPU) [1]
	$52.46	$54.46	$56.18	$54.47	$54.08
Average Monthly Data Revenue per Handset/Unit (ARPU) [1]
	$1.50	$1.68	$1.95	$2.22	$2.60
Cost of Acquisition per Gross Addition (CPGA) [2]
	$339	$366	$383	$385	$354
Monthly Cash Cost per Handset/Unit (CCPU) [3]
	$29.42	$29.30	$31.12	$30.36	$29.91
Monthly Post Pay Subscriber Churn
	2.2%	2.0%	2.6%	2.5%	2.4%
Monthly Blended Subscriber Churn
	3.0%	2.9%	3.5%	3.5%	3.2%
Total Cell Sites (Period Ending)	841	860	864	897	899
Cell Sites under the Strategic Network Alliance Agreement (Period Ending; Sub-set of Total Cell Sites above)	512	514	520	534	535

[1]	Average monthly revenues per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.
[2]	CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is a non-GAAP financial measure that is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reduces that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. NTELOS believes CPGA is a useful measure used to compare the Company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of merchandise cost of sales net of the equipment revenues from sales to new customers is critical to the understanding of how much it costs the Company to acquire a new subscriber.
[3]	CCPU is cash cost per handset/unit and represents the average cost to provide wireless service and support per subscriber. CCPU is a non-GAAP financial measure that is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations for wireless operations, less wireless equipment revenue and costs incurred to acquire new subscribers. The net result is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded. NTELOS believes CCPU is a useful measure to compare the Company’s average costs to that of other wireless providers, although other providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The Company believes CCPU is useful to evaluate NTELOS’ effectiveness in managing cash costs associated with providing services to customers. CCPU should be considered in addition to, but not as a substitute for, information contained in the Company’s statement of operations.

NTELOS Holdings Corp.

Wireless KPI Reconciliations

	Three Months Ended:
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06
Average Revenue per Handset/Unit (ARPU) [1]
(dollars in thousands except for subscribers and ARPU)

Wireless communications revenue	$65,643	$69,425	$72,086	$73,149	$77,575
Less: Equipment revenue from sales to new customers	(3,311)	(2,911)	(2,956)	(2,819)	(3,745)
Less: Equipment revenue from sales to existing customers	(932)	(805)	(930)	(1,468)	(1,084)
Less: Wholesale revenue	(14,610)	(15,308)	(15,850)	(16,883)	(18,287)
Plus (Less): Other revenues, eliminations and adjustments	709	(15)	239	259	364

Wireless gross subscriber revenue	$47,499	$50,386	$52,589	$52,238	$54,823

Less: Paid in advance subscriber revenue	(10,077)	(10,524)	(10,582)	(10,921)	(12,695)
Plus (Less): adjustments	(529)	(280)	(263)	(350)	(496)

Wireless gross postpay subscriber revenue	$36,893	$39,582	$41,744	$40,967	$41,632

Average subscribers	307,792	321,497	327,482	330,106	340,057

Total ARPU	$51.44	$52.24	$53.53	$52.75	$53.74

Average postpay subscribers	234,429	242,285	247,690	250,684	256,588

Postpay ARPU	$52.46	$54.46	$56.18	$54.47	$54.08

Wireless gross subscriber revenue	$47,499	$50,386	$52,589	$52,238	$54,823
Less: Wireless voice and other feature revenue	(46,116)	(48,762)	(50,672)	(50,041)	(52,174)

Wireless data revenue	$1,383	$1,624	$1,917	$2,197	$2,649

Average subscribers	307,792	321,497	327,482	330,106	340,057

Total Data ARPU	$1.50	$1.68	$1.95	$2.22	$2.60

[1]	Average monthly revenues per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

NTELOS Holdings Corp.

Wireless KPI Reconciliations

	Three Months Ended:
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06
Cost per Gross Acquisition (CPGA) [2]
(dollars in thousands except for subscribers and CPGA)

Cost of wireless sales	$13,682	$14,687	$14,558	$14,357	$15,799
Less: access, roaming, and other cost of sales	(7,124)	(8,330)	(8,242)	(7,990)	(8,797)

Merchandise cost of sales	$6,558	$6,357	$6,316	$6,367	$7,002

Total customer operations	$22,108	$21,492	$22,624	$26,376	$24,371
Less Wireline and other segment expenses	(3,565)	(3,388)	(3,307)	(4,320)	(4,804)
Less: Wireless customer care, billing, bad debt and other expenses	(7,953)	(7,529)	(8,760)	(8,987)	(8,544)

Sales and marketing	$10,590	$10,575	$10,557	$13,069	$11,023

Merchandise cost of sales	$6,558	$6,357	$6,316	$6,367	$7,002
Sales and marketing	10,590	10,575	10,557	13,069	11,023
Less: Merchandise sales	(3,311)	(2,911)	(2,956)	(2,819)	(3,745)

Total CPGA costs	$13,837	$14,021	$13,917	$16,617	$14,280

Gross subscriber additions	40,853	38,344	36,344	43,187	40,285
CPGA	$339	$366	$383	$385	$354

Cash Cost per Handset/Unit (CCPU) [3]
(dollars in thousands except for subscribers and CCPU)

Maintenance and support	$15,915	$15,823	$16,885	$17,753	$18,719
Less Wireline, other segment expenses	(7,292)	(7,399)	(7,433)	(8,090)	(8,877)

Wireless maintenance and support	$8,623	$8,424	$9,452	$9,663	$9,842

Corporate operations	$6,065	$6,837	$9,025	$8,555	$14,860
Less Wireline, other segment, and corporate expenses	(1,664)	(2,058)	(3,973)	(3,659)	(10,445)

Wireless corporate operations	$4,402	$4,779	$5,052	$4,896	$4,415

Wireless maintenance and support	$8,623	$8,424	$9,452	$9,663	$9,842
Wireless corporate operations	4,402	4,779	5,052	4,896	4,415
Wireless customer care, billing, bad debt and other expenses	7,953	7,529	8,760	8,987	8,544
Wireless access, roaming, and other cost of sales	7,124	8,330	8,242	7,990	8,797
Equipment revenue from sales to existing customers	(932)	(805)	(930)	(1,468)	(1,084)

Total CCPU costs	$27,170	$28,257	$30,576	$30,068	$30,514

Average subscribers	307,792	321,498	327,481	330,105	340,057

CCPU	$29.42	$29.30	$31.12	$30.36	$29.91

[2]	CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is a non-GAAP financial measure that is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reduces that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. NTELOS believes CPGA is a useful measure used to compare the Company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of merchandise cost of sales net of the equipment revenues from sales to new customers is critical to the understanding of how much it costs the Company to acquire a new subscriber.

[3]	CCPU is cash cost per handset/unit and represents the average cost to provide wireless service and support per subscriber. CCPU is a non-GAAP financial measure that is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations for wireless operations, less wireless equipment revenue and costs incurred to acquire new subscribers. The net result is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded. NTELOS believes CCPU is a useful measure to compare the Company’s average costs to that of other wireless providers, although other providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The Company believes CCPU is useful to evaluate NTELOS’ effectiveness in managing cash costs associated with providing services to customers. CCPU should be considered in addition to, but not as a substitute for, information contained in the Company’s statement of operations.